Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

GLOBAL INDEMNITY GROUP, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Class A Common Shares, without par value	457(o)	—	—	—	—	—

	Equity	Class B Common Shares, without par value	457(o)	—	—	—	—	—

	Equity	Preferred shares, without par value	457(o)	—	—	—	—	—

	Equity	Depositary shares	457(o)	—	—	—	—	—

	Debt	Debt securities	457(o)	—	—	—	—	—

	Other	Warrants to purchase Class A Common Shares	457(o)	—	—	—	—	—

	Other	Warrants to purchase preferred shares	457(o)	—	—	—	—	—

	Other	Warrants to purchase debt securities	457(o)	—	—	—	—	—

	Other	Purchase contracts	457(o)	—	—	—	—	—

	Other	Purchase units	457(o)	—	—	—	—	—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$500,000,000	0.0001531	$76,550

Fees Previously Paid	Other	Unsold Securities	457(p)(3)	—	—	$500,000,000	0.0001091	$54,550(3)

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

	Total Offering Amounts					$500,000,000		$76,550

	Total Fees Previously Paid							$54,550(3)

	Total Fee Offsets							—

	Net Fee Due							$22,000

(1)

The amount to be registered consists of up to $500,000,000 aggregate offering price of an indeterminate amount of Class A Common Shares, Class B Common Shares, preferred shares, depositary shares, debt securities, warrants to purchase Class A Common Shares, warrants to purchase preferred shares, warrants to purchase debt securities, stock purchase contracts and/or stock purchase units of the registrant. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion, exchange or exercise, as applicable, of any preferred stock, depositary shares, debt securities or warrants or settlement of any purchase contracts or purchase unit or (ii) shares of common stock, preferred stock or debt securities as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

The registrant previously registered an indeterminate amount of securities having a maximum aggregate offering price of $500,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-258317), initially filed on July 30, 2021 (the “Prior Registration Statement”), and carried over a previously paid aggregate registration fee of $60,009, which offset the $54,550.00 registration fee otherwise due under the Prior Registration Statement. The $60,009 in registration fees paid for unsold securities used to offset the fees otherwise due in connection with the Prior Registration Statement consisted of previously paid filing fees of $31,374 in connection with $270,000,000 of unsold securities under a Registration Statement on Form S-3 (File No. 333-205451), initially filed on July 2, 2015 and $28,635 in connection with $230,000,000 of unsold securities under a Registration Statement on Form S-3 (File No. 333-225758), initially filed on June 20, 2018. Pursuant to Rule 457(p) under the Securities Act, the unused registration fee of $54,550.00 from the $60,009 previously paid and carried over in connection with $500,000,000 of unsold securities under the Prior Registration Statement is being applied to the registration fee due for this Registration Statement. The Prior Registration Statement and all offerings of the unsold securities under the Prior Registration Statement have been withdrawn, completed or terminated, as applicable.